EXHIBIT 99.1
Fentura Financial, Inc.
P.O. Box 725
Fenton, MI 48430-0725

Contact:	Donald L. Grill
CEO
Fentura Financial, Inc.
(810) 714-3985
October 26, 2007
For Immediate Release
THIRD QUARTER FINANCIAL PERFORMANCE HIGHLIGHTS
Fentura Financial, Inc. reported an operating loss for the third quarter of 2007 totaling $2,107,000; a loss of $0.98 per diluted share. Net-income for the third quarter of 2006 totaled $1,336,000 or $0.62 per diluted share. As was reported to shareholders during the quarter, Fentura subsidiary banks experienced substantial deterioration in the construction and land development loan portfolios, principally in the residential construction sector. The residential housing industry continues to soften as new home sales and new housing starts have fallen dramatically below levels of prior years. In reviewing our exposure to construction and land development projects in light of these external events, management and the boards of directors concluded that it would be appropriate to substantially increase the reserve for loan losses. Accordingly, $5,144,000 was added to the reserve for loan losses during the quarter, an increase of $4,904,000 over the provision level of the third quarter of 2006. While housing industry stress on our construction and land development borrowers is severe, they comprise only $59,746,000 or 13% of the total loan portfolio of $455,621,000. The remaining loan portfolios are comprised of a diverse borrowing base of loans to individuals and small businesses of various types.
On a year-to-date basis, Fentura experienced a loss of $315,000 or a loss of $0.05 per diluted share compared to net income reported following the third quarter of 2006 of $3,801,000 or $1.78 per diluted share. Net-interest income of $15,889,000 reported at September 30, 2007 declined 9% from the $17,413,000 reported September 30, 2006. On a year-to-date basis, loan loss provision totaled $6,232,000 through September of 2007 versus $880,000 through September of 2006. Non-interest income of $5,863,000 improved for the nine month period ended September 30, 2007 registering a 4% increase over the $5,625,000 reported through September 30, 2006 due primarily to a 23% increase in trust and investment income. Improvement was also achieved in controlling operating expenses as total non-interest expense of $16,330,000 through September 30, 2007 reflected a 3% reduction from the $16,785,000 reported through the third quarter of 2006.

The overall composition of the balance sheet was relatively unchanged from the prior year or the prior quarter. Total assets of $619,546,000 increased slightly from the total reported at the end of the second quarter 2007 of $619,119,000 and down slightly from the $622,964,000 reported at September 30, 2006. Similarly, total deposits of $529,934,000 were slightly below the $531,585,000 reported as of the third quarter of last year while net loans of $455,621,000 at September 30, 2007 registered a modest 2% increase over the $447,147,000 reported at the close of the third quarter last year. On a year-to-year basis, total shareholder equity increased just slightly to $50,063,000 versus $49,943,000 at the end of the third quarter last year.
According to Fentura’s CEO Donald L. Grill, “The sudden and dramatic decline in the housing sector during the past quarter necessitated unprecedented action on our part to divert earnings to provide for loan losses. While the repayment ability of our construction and land development borrowers has been severely hampered, discounted underlying collateral values will provide support for the collectablity of these non-performing assets. Many Michigan banks have experienced similar asset quality deterioration necessitating additional provision during the third quarter. While we are extremely disappointed with our third quarter results, we are pleased with the efforts being made to increase non-interest income and to reduce operating expenses.”
Fentura is a bank holding company headquartered in Fenton, Michigan. Subsidiary banks include The State Bank headquartered in Fenton with offices serving in Fenton, Linden, Holly, Grand Blanc and Brighton; Davison State Bank headquartered in Davison, Michigan with offices serving the Davison area; and West Michigan Community Bank headquartered in Hudsonville, Michigan with offices serving Hudsonville, Holland, and Jenison. Fentura Financial, Inc. shares are traded over the counter under the FETM trading symbol.
# # #
CAUTIONARY STATEMENT: This press release contains certain forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning future growth in earning assets and net income. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services, interest rates and fees for services. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Further information concerning our business, including additional factors that could materially affect our financial results, is included in our filings with the Securities and Exchange Commission.

Fentura Financial Inc.
Consolidated Balance Sheets
(Dollars in thousands)
UNAUDITED

	Sept 30	June 30	Mar 31	Dec 31	Sept 30
	2007	2007	2007	2006	2006

ASSETS

Cash and cash equivalents
Cash and due from banks	$22,122	$18,658	$17,236	$19,946	$17,473
Short term investments	350	4,250	6,100	9,500	8,950

Total cash & cash equivalents	22,472	22,908	23,336	29,446	26,423

Securities:
Securities available for sale	80,250	88,816	88,783	91,104	92,557
Securities held to maturity	8,856	8,934	10,441	11,899	12,202

Total securities	89,106	97,750	99,224	103,003	104,759
Loans held for sale	2,349	1,066	2,352	2,226	2,079
Loans:
Commercial	303,533	298,359	298,338	272,401	268,305
Real estate — construction	62,787	62,722	64,973	78,927	82,414
Real estate — mortgage	40,926	37,842	35,562	36,867	37,963
Consumer	59,800	59,147	60,953	62,798	65,090

Total loans	467,046	458,070	459,826	450,993	453,772
Less: Allowance for loan losses	(11,425)	(7,174)	(6,962)	(6,692)	(6,625)

Net loans	455,621	450,896	452,864	444,301	447,147

Bank owned life insurance	6,974	6,920	6,872	6,815	6,736
Bank premises and equipment	19,442	19,383	19,509	16,854	16,564
Federal Home Loan Bank stock	2,032	2,032	2,032	2,032	2,172
Accrued interest receivable	3,362	3,272	3,313	2,985	3,079
Goodwill	7,955	7,955	7,955	7,955	7,955
Acquisition intangibles	551	616	683	759	835
Other assets	9,682	6,321	6,812	5,922	5,215

TOTAL ASSETS	$619,546	$619,119	$624,952	$622,298	$622,964

LIABILITIES & SHAREHOLDERS’ EQUITY

LIABILITIES
Deposits:
Non-interest bearing deposits	75,280	81,606	77,790	74,887	75,564
Interest bearing deposits	454,654	451,012	453,559	453,668	456,021

Total deposits	529,934	532,618	531,349	528,555	531,585

Short-term borrowings	5,250	1,074	450	1,500	1,251
Federal Home Loan Bank Advances	11,030	11,030	11,052	11,052	11,091
Repurchase agreements	5,000	5,000	10,000	10,000	10,000
Subordinated debentures	14,000	14,000	14,000	14,000	14,000
Accrued interest, taxes & other liabilities	4,269	3,070	5,797	5,873	5,094

Total liabilities	569,483	566,792	572,648	570,980	573,021

STOCKHOLDERS’ EQUITY
Common stock — no par value 5,000,000 shares authorized	42,304	42,538	42,476	42,158	41,978
Retained earnings	8,180	10,827	10,524	10,118	9,149
Accumulated other comprehensive income (loss)	(421)	(1,038)	(696)	(958)	(1,184)

Total stockholders’ equity	50,063	52,327	52,304	51,318	49,943

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$619,546	$619,119	$624,952	$622,298	$622,964

* Common stock shares issued & outstanding	2,159,536	2,164,049	2,162,107	2,152,862	2,147,408

Asset Quality Ratios:
Non-Performing Loans as a % of Total Loans	3.03%	0.66%	1.03%	1.13%	0.44%
Allowance for Loan Losses as a % of Non-Performing Loans	80.44%	227.44%	146.02%	131.16%	333.58%
Accruing Loans Past Due 90 Days More to Total Loans	0.20%	0.01%	0.11%	0.51%	0.02%
Non-Performing Assets as a % of Total Assets	2.92%	1.01%	1.12%	1.08%	0.48%

Quarterly Average Balances:
Total Loans	462,981	461,450	452,274	452,334	451,301
Total Earning Assets	564,033	564,364	569,289	569,756	577,454
Total Shareholders’ Equity	52,434	53,224	51,968	51,253	48,844
Total Assets	618,763	619,249	622,594	620,960	630,713
Diluted Shares Outstanding	2,162,669	2,165,667	2,160,899	2,155,400	2,149,598

*	Per share data adjusted for 10% stock dividend paid August 4, 2006

Fentura Financial Inc.
Consolidated Income Statements
(Dollars in thousands, except per share data)
UNAUDITED

	Three Months ended					Nine months ended
	Sept 30	June 30	March 31	Dec 31	Sept 30	Sept 30	Sept 30
	2007	2007	2007	2006	2006	2007	2006

Interest income:
Interest & fees on loans	$8,796	$8,917	$8,647	$8,920	$8,929	$26,360	$26,211
Interest & dividends on securities:
Taxable	786	801	917	865	860	2,504	2,595
Tax-exempt	169	180	215	202	205	564	608
Interest on federal funds sold	40	44	167	124	218	251	391

Total interest income	9,791	9,942	9,946	10,111	10,212	29,679	29,805

Interest expense:
Deposits	4,147	3,990	3,961	3,964	3,943	12,098	10,778
Borrowings	547	560	585	552	567	1,692	1,614

Total interest expense	4,694	4,550	4,546	4,516	4,510	13,790	12,392

Net interest income	5,097	5,392	5,400	5,595	5,702	15,889	17,413
Provision for loan losses	5,144	649	439	240	240	6,232	880

Net interest income after provision for loan losses	(47)	4,743	4,961	5,355	5,462	9,657	16,533

Non-interest income:
Service charges on deposit accounts	860	836	851	958	989	2,547	2,750
Gain on sale of mortgage loans	65	119	84	171	124	268	444
Trust & investment services income	471	461	507	382	372	1,439	1,172
Loss on sale of securities	—	—	—	—	(2)	—	(2)
Other income and fees	574	612	423	507	457	1,609	1,261

Total non-interest income	1,970	2,028	1,865	2,018	1,940	5,863	5,625

Non-interest expense:
Salaries & employee benefits	2,868	3,193	3,247	2,894	3,197	9,308	9,844
Occupancy	543	510	503	459	457	1,556	1,399
Furniture and equipment	532	534	525	539	541	1,591	1,600
Loan and collection	111	85	91	93	72	287	227
Advertising and promotional	125	159	112	130	140	396	494
Other operating expenses	1,057	1,117	1,018	1,086	1,096	3,192	3,221

Total non-interest expense	5,236	5,598	5,496	5,201	5,503	16,330	16,785

Income before federal income taxes	(3,313)	1,173	1,330	2,172	1,899	(810)	5,373
Federal income taxes	(1,206)	329	382	665	563	(495)	1,572

Net Income	$(2,107)	$844	$948	$1,507	$1,336	$(315)	$3,801

*Per Share Data:
Basic earnings	$(0.98)	$0.39	$0.44	$0.70	$0.62	$(0.15)	$1.78
Diluted earnings	$(0.98)	$0.39	$0.44	$0.70	$0.62	$(0.15)	$1.77
Cash dividends declared	$0.25	$0.25	$0.25	$0.25	$0.23	$0.75	$0.71

Performance Ratios:
Return on Average Assets	-0.34%	0.55%	0.62%	0.96%	0.84%	-0.05%	0.81%
Return on Average Equity	-4.02%	6.36%	7.40%	11.66%	10.85%	-0.60%	10.51%
Net Interest Margin (FTE)	3.66%	3.91%	3.94%	3.90%	4.01%	3.84%	4.15%
Book Value Per Share	$23.22	$24.18	$24.19	$24.08	$23.25	$23.22	$23.25
Net Charge-offs	892	437	169	173	297	1,498	556
Ratio of Net charge-offs to Gross Loans	0.19%	0.10%	0.04%	0.04%	0.12%	0.32%	0.12%

*	Per share data adjusted for 10% stock dividend paid August 4, 2006